Exhibit 99.1
Opendoor Announces Fourth Quarter and Full Year 2022 Financial Results
SAN FRANCISCO, California - February 23, 2023 - Opendoor Technologies Inc. (Nasdaq: OPEN), a leading e-commerce platform for residential real estate transactions, today reported financial results for its fourth quarter and year ended December 31, 2022. Opendoor’s fourth quarter and year-end 2022 financial results and management commentary can be accessed through the Company’s shareholder letter on the “Quarterly Reports” page of Opendoor’s investor relations website at https://investor.opendoor.com.
“2022 affirmed our conviction in what we are building – the most trusted e-commerce platform for residential real estate that will enable consumers to buy, sell, and move at the tap of a button. Customers come to Opendoor because they crave the certainty and convenience of our cash offer that they can’t get anywhere else. Even in this moment of high spreads, we are able to convert over 10% of real sellers and earn an NPS of nearly 80,” said Carrie Wheeler, CEO of Opendoor.
Wheeler continued, “As we enter 2023, our new book of homes is outperforming our expectations, and we’re pacing ahead of selling our older book of homes. We are focused on operating with excellence and leaning into our core strengths - the incredible power of our seller product, our unique pricing and operations capabilities, and our strong balance sheet - to emerge from this year stronger and more resilient than we’ve ever been.”
Full Year 2022 Key Highlights
•Total revenue of $15.6 billion, up 94% versus 2021; with 39,183 homes sold, up 80% versus 2021
•Gross profit of $667 million, which reflects an inventory valuation adjustment on homes remaining in inventory at year end of $458 million; Gross Margin of 4.3% versus 9.1% in 2021
•Net loss of $(1.4) billion, versus $(662) million in 2021
•Adjusted Net Loss of $(574) million, versus $(116) million in 2021
•Contribution Profit of $525 million, inline with 2021; Contribution Margin of 3.4%, versus 6.5% in 2021
•Adjusted EBITDA of $(168) million, versus $58 million in 2021; Adjusted EBITDA Margin of (1.1)%, versus 0.7% in 2021
•Purchased 34,962 homes, versus 36,908 homes in 2021
•Entered into a multi-year partnership with Zillow, Inc. in July 2022 to enable home sellers on the Zillow platform to seamlessly request an Opendoor offer to sell their home
•In November, introduced our third-party (3P) product offering, which directly connects buyers and sellers of a home
•Launched 9 new markets in 2022, bringing our total footprint to over 50 markets
Fourth Quarter 2022 Key Highlights
•Revenue of $2.9 billion, down (25)% versus 4Q21; with 7,512 total homes sold, down (23)% versus 4Q21
•Gross profit of $71 million, which reflects an inventory valuation adjustment on homes remaining in inventory at year end of $73 million; Gross Margin of 2.5%, versus 7.1% in 4Q21

•Net loss of $(399) million, versus $(191) million in 4Q21
•Adjusted Net Loss of $(467) million, versus $(80) million in 4Q21
•Contribution (Loss) Profit of $(207) million, versus $152 million in 4Q21; Contribution Margin of (7.2)%, versus 4.0% in 4Q21
•Adjusted EBITDA of $(351) million, versus $0.4 million in 4Q21; Adjusted EBITDA Margin of (12.3)%, versus breakeven in 4Q21
•Inventory balance of 12,788 homes, representing $4.5 billion in value, down (27)% versus 4Q21
•Purchased 3,427 homes, down (64)% versus 4Q21
•Ended the quarter with 1,011 homes under contract for purchase, down (81)% versus 4Q21
2023 Financial Outlook
•1Q23 revenue guidance of $2.45 billion to $2.65 billion
•1Q23 Adjusted EBITDA1 guidance of $(350) million to $(370) million
Conference Call and Webcast Details
Opendoor will host a conference call to discuss its financial results on February 23, 2023, at 2:00 p.m. Pacific Time. A live webcast of the call can be accessed from Opendoor’s Investor Relations website at https://investor.opendoor.com. An archived version of the webcast will be available from the same website after the call.
About Opendoor
Opendoor’s mission is to power life’s progress, one move at a time. Since 2014, Opendoor has provided people across the U.S. with a simple way to buy and sell a home. Opendoor currently operates in a growing number of markets nationwide.

For more information, please visit www.opendoor.com
Forward Looking Statements
This press release contains certain forward-looking statements within the meaning of Section 27A the Private Securities Litigation Reform Act of 1995, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking, including statements regarding the health of our financial condition, anticipated future results of operations and financial performance, priorities of the Company to achieve future goals, Company’s ability to continue to effectively navigate the markets in which it operates, anticipated future and ongoing impacts of our acquisitions and other business decisions, health of our balance sheet to weather ongoing market transitions, Company’s ability to adopt an effective approach to manage economic and industry risk, as well as inventory health; business strategy and plans, including any plans to expand into additional markets, market opportunity and expansion and objectives of management for future operations, including
1 Opendoor has not provided a quantitative reconciliation of forecasted Adjusted EBITDA to forecasted GAAP net income (loss) within this press release because the Company is unable, without making unreasonable efforts, to calculate certain reconciling items with confidence. These items include, but are not limited to, inventory valuation adjustment and equity securities fair value adjustment. These items, which could materially affect the computation of forward-looking GAAP net income (loss), are inherently uncertain and depend on various factors, some of which are outside of the Company’s control. For more information regarding the non-GAAP financial measures discussed in this press release, please see “Use of Non-GAAP Financial Measures” following the financial tables below.

our statements regarding the benefits and timing of the roll out of new markets, products or technology; and the expected diversification of funding sources. These forward-looking statements generally are identified by the words “anticipate”, “believe”, “contemplate”, “continue”, “could”, “estimate”, “expect”, “forecast”, “future”, “guidance”, “intend”, “may”, “might”, “opportunity”, “outlook”, “plan”, “possible”, “potential”, “predict”, “project”, “should”, “strategy”, “strive”, “target”, “vision”, “will”, or “would”, any negative of these words or other similar terms or expressions. The absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties that can cause actual results to differ materially from those in such forward-looking statements. The factors that could cause or contribute to actual future events to differ materially from the forward-looking statements in this press release include but are not limited to: the current and future health and stability of the economy, financial conditions and residential housing market, including any extended downturn or slowdown; changes in general economic and financial conditions (including federal monetary policy, interest rates, inflation, actual or anticipated recession, home price fluctuations, and housing inventory) that may reduce demand for our products and services, lower our profitability or reduce our access to future financings; actual or anticipated fluctuations in our financial condition and results of operations; changes in projected operational and financial results; investment of resources to pursue strategies and develop new products and services that may not prove effective or that are not attractive to customers and/or partners or that do not allow us to compete successfully; the duration and impact of the ongoing COVID-19 pandemic (including variants) or other public health crises on our ability to operate, demand for our products or services, or general economic conditions; addition or loss of a significant number of customers; acquisitions, strategic partnerships, joint ventures, capital-raising activities or other corporate transactions or commitments by us or our competitors; actual or anticipated changes in technology, products, markets or services by us or our competitors; ability to protect our brand and intellectual property; ability to obtain or maintain licenses and permits to support our current and future business operations; ability to operate and grow our 1P and 3P core business products, including the ability to obtain sufficient financing and resell purchased homes; our ability to grow market share in our existing markets or any new markets we may enter; our ability to manage our growth effectively; our ability to access sources of capital, including debt financing and securitization funding to finance our real estate inventories and other sources of capital to finance operations and growth; our ability to maintain and enhance our products and brand, and to attract customers; our ability to manage, develop and refine our technology platform, including our automated pricing and valuation technology; our success in retaining or recruiting, or changes required in, our officers, key employees and/or directors; the impact of the regulatory environment within our industry and complexities with compliance related to such environment; the impact of natural disasters and other catastrophic events; changes in laws or government regulation affecting our business; and the impact of pending or future litigation or regulatory actions. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described under the caption “Risk Factors” in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 23, 2023, as updated by our periodic reports and other filings with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and, except as required by law, we assume no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. We do not give any assurance that we will achieve our expectations.

Contact Information

Investors:
Elise Wang
Opendoor
investors@opendoor.com

Media:
Sheila Tran / Charles Stewart
Opendoor
press@opendoor.com

OPENDOOR TECHNOLOGIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share amounts which are presented in thousands, and per share amounts)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2022	2021	2022	2021
REVENUE	$2,857	$3,822	$15,567	$8,021
COST OF REVENUE	2,786	3,550	14,900	7,291
GROSS PROFIT	71	272	667	730
OPERATING EXPENSES:
Sales, marketing and operations	194	225	1,006	544
General and administrative	23	117	346	620
Technology and development	48	32	169	134
Goodwill Impairment	60	—	60	—
Restructuring	17	—	17	—
Total operating expenses	342	374	1,598	1,298
LOSS FROM OPERATIONS	(271)	(102)	(931)	(568)
WARRANT FAIR VALUE ADJUSTMENT	—	—	—	12
LOSS ON EXTINGUISHMENT OF DEBT	(25)	—	(25)	—
INTEREST EXPENSE	(113)	(73)	(385)	(143)
OTHER (LOSS) INCOME – Net	10	(16)	(10)	38
LOSS BEFORE INCOME TAXES	(399)	(191)	(1,351)	(661)
INCOME TAX EXPENSE	—	—	(2)	(1)
NET LOSS	$(399)	$(191)	$(1,353)	$(662)
Net loss per share attributable to common shareholders:
Basic	$(0.63)	$(0.31)	$(2.16)	$(1.12)
Diluted	$(0.63)	$(0.31)	$(2.16)	$(1.12)
Weighted-average shares outstanding:
Basic	634,595	612,516	627,105	592,574
Diluted	634,595	612,516	627,105	592,574

OPENDOOR TECHNOLOGIES INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions, except share data)
(Unaudited)

	December 31, 2022	December 31, 2021
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$1,137	$1,731
Restricted cash	654	847
Marketable securities	144	484
Escrow receivable	30	84
Mortgage loans held for sale pledged under agreements to repurchase	—	7
Real estate inventory, net	4,460	6,096
Other current assets ($1 and $4 carried at fair value)	41	91
Total current assets	6,466	9,340
PROPERTY AND EQUIPMENT – Net	58	45
RIGHT OF USE ASSETS	41	42
GOODWILL	4	60
INTANGIBLES – Net	12	12
OTHER ASSETS	27	7
TOTAL ASSETS	$6,608	$9,506
LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and other accrued liabilities	$110	$137
Non-recourse asset-backed debt - current portion	1,376	4,240
Other secured borrowings	—	7
Interest payable	12	12
Lease liabilities - current portion	7	4
Total current liabilities	1,505	4,400
NON-RECOURSE ASSET-BACKED DEBT – Net of current portion	3,020	1,862
CONVERTIBLE SENIOR NOTES	959	954
LEASE LIABILITIES – Net of current portion	38	42
Total liabilities	5,522	7,258
SHAREHOLDERS’ EQUITY:
Common stock, $0.0001 par value; 3,000,000,000 shares authorized; 637,387,025 and 616,026,565 shares issued, respectively; 637,387,025 and 616,026,565 shares outstanding, respectively	—	—
Additional paid-in capital	4,148	3,955
Accumulated deficit	(3,058)	(1,705)
Accumulated other comprehensive loss	(4)	(2)
Total shareholders’ equity	1,086	2,248
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$6,608	$9,506

OPENDOOR TECHNOLOGIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Year Ended December 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,353)	$(662)
Adjustments to reconcile net loss to cash, cash equivalents, and restricted cash provided by (used in) operating activities:
Depreciation and amortization	83	47
Amortization of right of use asset	7	8
Stock-based compensation	171	536
Warrant fair value adjustment	—	(12)
Gain on settlement of lease liabilities	—	(5)
Inventory valuation adjustment	737	56
Goodwill impairment	60	—
Change in fair value of equity securities	35	(35)
Net fair value adjustments and loss on sale of mortgage loans held for sale	(1)	(4)
Origination of mortgage loans held for sale	(118)	(196)
Proceeds from sale and principal collections of mortgage loans held for sale	128	197
Loss on early extinguishment of debt	25	—
Changes in operating assets and liabilities:
Escrow receivable	54	(83)
Real estate inventory	896	(5,656)
Other assets	37	(52)
Accounts payable and other accrued liabilities	(25)	76
Interest payable	2	4
Lease liabilities	(8)	(13)
Net cash provided by (used in) operating activities	730	(5,794)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(37)	(33)
Purchase of intangible assets	—	(1)
Purchase of marketable securities	(28)	(486)
Proceeds from sales, maturities, redemptions and paydowns of marketable securities	328	92
Purchase of non-marketable equity securities	(25)	(15)
Proceeds from sale of non-marketable equity securities	3	—
Capital returns of non-marketable equity securities	3	—
Acquisitions, net of cash acquired	(10)	(33)
Net cash provided by (used in) investing activities	234	(476)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of convertible senior notes, net of issuance costs	—	953
Purchase of capped calls related to convertible senior notes	—	(119)
Proceeds from exercise of stock options	4	15
Proceeds from issuance of common stock for ESPP	2	—
Proceeds from warrant exercise	—	22
Proceeds from the February 2021 Offering	—	886
Issuance cost of common stock	—	(29)
Proceeds from non-recourse asset-backed debt	10,108	11,499
Principal payments on non-recourse asset-backed debt	(11,822)	(5,838)
Proceeds from other secured borrowings	114	192
Principal payments on other secured borrowings	(121)	(192)
Payment of loan origination fees and debt issuance costs	(26)	(47)
Payment for early extinguishment of debt	(10)	—
Net cash (used in) provided by financing activities	(1,751)	7,342
NET (DECREASE) INCREASE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	(787)	1,072
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH – Beginning of period	2,578	1,506

CASH, CASH EQUIVALENTS, AND RESTRICTED CASH – End of period	$1,791	$2,578
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION – Cash paid during the period for interest	$355	$122
DISCLOSURES OF NONCASH ACTIVITIES:
Stock-based compensation expense capitalized for internally developed software	$16	$12
Issuance of common stock in extinguishment of warrant liabilities	$—	$(35)
RECONCILIATION TO CONDENSED CONSOLIDATED BALANCE SHEETS:
Cash and cash equivalents	$1,137	$1,731
Restricted cash	654	847
Cash, cash equivalents, and restricted cash	$1,791	$2,578

Use of Non-GAAP Financial Measures
To provide investors with additional information regarding the Company’s financial results, this press release includes references to certain non-GAAP financial measures that are used by management. The Company believes these non-GAAP financial measures including Adjusted Gross Profit, Contribution (Loss) Profit, Adjusted Net Loss, Adjusted EBITDA, and any such non-GAAP financial measures expressed as a Margin, are useful to investors as supplemental operational measurements to evaluate the Company’s financial performance.
The non-GAAP financial measures should not be considered in isolation or as a substitute for the Company’s reported GAAP results because they may include or exclude certain items as compared to similar GAAP-based measures, and such measures may not be comparable to similarly-titled measures reported by other companies. Management uses these non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s performance by excluding certain items that may not be indicative of the Company’s recurring operating results.
Adjusted Gross Profit and Contribution (Loss) Profit
To provide investors with additional information regarding our margins and return on inventory acquired, we have included Adjusted Gross Profit and Contribution (Loss) Profit, which are non-GAAP financial measures. We believe that Adjusted Gross Profit and Contribution (Loss) Profit are useful financial measures for investors as they are supplemental measures used by management in evaluating unit level economics and our operating performance. Each of these measures is intended to present the economics related to homes sold during a given period. We do so by including revenue generated from homes sold (and adjacent services) in the period and only the expenses that are directly attributable to such home sales, even if such expenses were recognized in prior periods, and excluding expenses related to homes that remain in inventory as of the end of the period. Contribution (Loss) Profit provides investors a measure to assess Opendoor’s ability to generate returns on homes sold during a reporting period after considering home purchase costs, renovation and repair costs, holding costs and selling costs.
Adjusted Gross Profit and Contribution (Loss) Profit are supplemental measures of our operating performance and have limitations as analytical tools. For example, these measures include costs that were recorded in prior periods under GAAP and exclude, in connection with homes held in inventory at the end of the period, costs required to be recorded under GAAP in the same period. Accordingly, these measures should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. We include a reconciliation of these measures to the most directly comparable GAAP financial measure, which is gross profit.
Adjusted Gross Profit / Margin
We calculate Adjusted Gross Profit as gross profit under GAAP adjusted for (1) inventory valuation adjustment in the current period, and (2) inventory valuation adjustment in prior periods. Inventory valuation adjustment in the current period is calculated by adding back the inventory valuation adjustments recorded during the period on homes that remain in inventory at period end. Inventory valuation adjustment in prior periods is calculated by subtracting the inventory valuation adjustments recorded in prior periods on homes sold in the current period. We define Adjusted Gross Margin as Adjusted Gross Profit as a percentage of revenue.
We view this metric as an important measure of business performance as it captures gross margin performance isolated to homes sold in a given period and provides comparability across reporting periods. Adjusted Gross Profit helps management assess home pricing, service fees and renovation performance for a specific resale cohort.
Contribution (Loss) Profit / Margin
We calculate Contribution (Loss) Profit as Adjusted Gross Profit, minus certain costs incurred on homes sold during the current period including: (1) holding costs incurred in the current period, (2) holding costs incurred in prior periods, and (3) direct selling costs. The composition of our holding costs is described in the footnotes to the reconciliation table below. Contribution Margin is Contribution (Loss) Profit as a percentage of revenue.
We view this metric as an important measure of business performance as it captures the unit level performance isolated to homes sold in a given period and provides comparability across reporting periods. Contribution (Loss) Profit helps management assess inflows and outflows directly associated with a specific resale cohort.

OPENDOOR TECHNOLOGIES INC.
RECONCILIATION OF GAAP TO NON-GAAP MEASURES
(In millions, except percentages, and homes sold)
(Unaudited)

The following table presents a reconciliation of our Adjusted Gross Profit and Contribution (Loss) Profit to our gross profit, which is the most directly comparable GAAP measure, for the periods indicated:

	Three Months Ended December 31,		Year Ended December 31,
(in millions, except percentages and homes sold, or as noted)	2022	2021	2022	2021
Gross profit (GAAP)	$71	$272	$667	$730
Gross Margin	2.5%	7.1%	4.3%	9.1%
Adjustments:
Inventory valuation adjustment – Current Period(1)(2)	73	24	458	39
Inventory valuation adjustment – Prior Periods(1)(3)	(236)	(17)	(39)	—
Adjusted Gross (Loss) Profit	$(92)	$279	$1,086	$769
Adjusted Gross Margin	(3.2)%	7.3%	7.0%	9.6%
Adjustments:
Direct selling costs(4)	(78)	(99)	(414)	(195)
Holding costs on sales – Current Period(5)(6)	(10)	(12)	(109)	(47)
Holding costs on sales – Prior Periods(5)(7)	(27)	(16)	(38)	(2)
Contribution (Loss) Profit	$(207)	$152	$525	$525
Homes sold in period	7,512	9,794	39,183	21,725
Contribution (Loss) Profit per Home Sold (in thousands)	$(28)	$16	$13	$24
Contribution Margin	(7.2)%	4.0%	3.4%	6.5%
________________
(1)Inventory valuation adjustment includes adjustments to record real estate inventory at the lower of its carrying amount or its net realizable value.
(2)Inventory valuation adjustment — Current Period is the inventory valuation adjustments recorded during the period presented associated with homes that remain in inventory at period end.
(3)Inventory valuation adjustment — Prior Periods is the inventory valuation adjustments recorded in prior periods associated with homes that sold in the period presented.
(4)Represents selling costs incurred related to homes sold in the relevant period. This primarily includes broker commissions, external title and escrow-related fees and transfer taxes.
(5)Holding costs include mainly property taxes, insurance, utilities, homeowners association dues, cleaning and maintenance costs. Holding costs are included in Sales, marketing, and operations on the Condensed Consolidated Statements of Operations.
(6)Represents holding costs incurred in the period presented on homes sold in the period presented.
(7)Represents holding costs incurred in prior periods on homes sold in the period presented.
Adjusted Net Loss and Adjusted EBITDA
We also present Adjusted Net Loss and Adjusted EBITDA, which are non-GAAP financial measures that management uses to assess our underlying financial performance. These measures are also commonly used by investors and analysts to compare the underlying performance of companies in our industry. We believe these measures provide investors with meaningful period over period comparisons of our underlying performance, adjusted for certain charges that are non-recurring, non-cash, not directly related to our revenue-generating operations, not aligned to related revenue, or not reflective of ongoing operating results that vary in frequency and amount.

Adjusted Net Loss and Adjusted EBITDA are supplemental measures of our operating performance and have important limitations. For example, these measures exclude the impact of certain costs required to be recorded under GAAP. These measures also include inventory valuation adjustments that were recorded in prior periods under GAAP and exclude, in connection with homes held in inventory at the end of the period, inventory valuation adjustments required to be recorded under GAAP in the same period. These measures could differ substantially from similarly titled measures presented by other companies in our industry or companies in other industries. Accordingly, these measures should not be considered in isolation or as a substitute for analysis of our results as reported under GAAP. We include a reconciliation of these measures to the most directly comparable GAAP financial measure, which is net loss.
Adjusted Net Loss
We calculate Adjusted Net Loss as GAAP net loss adjusted to exclude non-cash expenses of stock-based compensation, equity securities fair value adjustment, warrant fair value adjustment, and intangibles amortization expense. It excludes expenses that are not directly related to our revenue-generating operations such as restructuring charges and legal contingency accruals. It excludes loss on extinguishment of debt as these expenses were incurred as a result of decisions made by management to repay portions of our outstanding credit facilities early; these expenses are not reflective of ongoing operating results and vary in frequency and amount. It also excludes non-recurring payroll tax on initial RSU release, gain on lease termination, and goodwill impairment. Adjusted Net Loss also aligns the timing of inventory valuation adjustments recorded under GAAP to the period in which the related revenue is recorded in order to improve the comparability of this measure to our non-GAAP financial measures of unit economics, as described above. Our calculation of Adjusted Net Loss does not currently include the tax effects of the non-GAAP adjustments because our taxes and such tax effects have not been material to date.
Adjusted EBITDA
We calculated Adjusted EBITDA as Adjusted Net Loss adjusted for depreciation and amortization, property financing and other interest expense, interest income, and income tax expense. Adjusted EBITDA is a supplemental performance measure that our management uses to assess our operating performance and the operating leverage in our business.

The following table presents a reconciliation of our Adjusted Net Loss and Adjusted EBITDA to our net loss, which is the most directly comparable GAAP measure, for the periods indicated:

	Three Months Ended December 31,		Year Ended December 31,
(in millions, except percentages)	2022	2021	2022	2021
Net loss (GAAP)	$(399)	$(191)	$(1,353)	$(662)
Adjustments:
Stock-based compensation	(7)	71	171	536
Equity securities fair value adjustment(1)	(1)	16	35	(35)
Warrant fair value adjustment(1)	—	—	—	(12)
Intangibles amortization expense(2)	2	2	9	4
Inventory valuation adjustment – Current Period(3)(4)	73	24	458	39
Inventory valuation adjustment — Prior Periods(3)(5)	(236)	(17)	(39)	—
Restructuring(6)	17	—	17	—
Loss on extinguishment of debt	25	—	25	—
Gain on lease termination	—	—	—	(5)
Goodwill impairment	60	—	60	—
Payroll tax on initial RSU release	—	—	—	5
Legal contingency accrual and related expenses	1	14	46	14
Other(7)	(2)	1	(3)	—
Adjusted Net Loss	$(467)	$(80)	$(574)	$(116)
Adjustments:
Depreciation and amortization, excluding amortization of intangibles and right of use assets	12	9	41	33
Property financing(8)	93	62	329	119
Other interest expense(9)	20	10	56	24
Interest income(10)	(9)	(1)	(22)	(3)
Income tax expense	—	—	2	1
Adjusted EBITDA	$(351)	$0.4	$(168)	$58
Adjusted EBITDA Margin	(12.3)%	—%	(1.1)%	0.7%
________________
(1)Represents the gains and losses on certain financial instruments, which are marked to fair value at the end of each period.
(2)Represents amortization of acquisition-related intangible assets. The acquired intangible assets have useful lives ranging from 1 to 5 years and amortization is expected until the intangible assets are fully amortized.
(3)Inventory valuation adjustment includes adjustments to record real estate inventory at the lower of its carrying amount or its net realizable value.
(4)Inventory valuation adjustment — Current Period is the inventory valuation adjustments recorded during the period presented associated with homes that remain in inventory at period end.
(5)Inventory valuation adjustment — Prior Periods is the inventory valuation adjustments recorded in prior periods associated with homes that sold in the period presented.
(6)Restructuring costs consist mainly of employee termination benefits, relocation packages and bonuses as well as costs related to the exiting of certain non-cancelable leases
(7)Includes primarily gain or loss on interest rate lock commitments, gain or loss on the sale of available for sale securities, sublease income, and income from equity method investments.
(8)Includes interest expense on our non-recourse asset-backed debt facilities.
(9)Includes amortization of debt issuance costs and loan origination fees, commitment fees, unused fees, other interest related costs on our asset-backed debt facilities, interest expense related to the 2026 convertible senior notes outstanding, and interest expense on other secured borrowings.
(10)Consists mainly of interest earned on cash, cash equivalents and marketable securities.